UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 6, 2007

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Suite 100, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code		678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 6, 2007, PRIMEDIA Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this Item 2.02, including the information set forth in the press release filed as Exhibit 99.1 to, and incorporated in, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, the Company determined that there was a non-cash, clerical error in the preparation of the Company’s accounting for income taxes, related to the second quarter, under Financial Accounting Standards Board Interpretation Number 48 (FIN 48), “Accounting for Uncertainty in Income Taxes.” FIN 48, effective beginning with the 2007 fiscal year, provides guidance on financial statement recognition of tax positions taken, or expected to be taken, in a tax return. Specifically, the Company discovered that “benefit for income taxes” was overstated by approximately $1.4 million for both the three and six months ended June 30, 2007, while “discontinued operations, net of tax” was overstated by approximately $0.5 million for the same periods.

As a result, on November 5, 2007, management recommended to the Chairman of the Company’s Audit Committee that the Company restate its interim results of operations for the three and six months ended June 30, 2007. The Chairman agreed with management’s recommendation and it was concluded that these financial statements should no longer be relied upon by investors. Management has discussed this matter with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

The restatement will result in changes in the amounts previously reported as “benefit from income taxes” and “discontinued operations, net of tax.” The correction of the error will result in a decrease in “net income” of approximately $1.9 million for both the three and six months ended June 30, 2007, and an increase in tax liability included in “other non-current liabilities” of approximately $1.9 million as of June 30, 2007. In addition, the Company’s balance sheet reserve for its FIN 48 tax uncertainties, which is a component of the Company’s income tax liability, of $22.0 million as of June 30, 2007 will be restated as $23.9 million. The restatement will not affect cash, or the Company’s net operating loss carryforwards that are available to offset future taxable income.

The restatement of interim financial statements for the periods referenced above will be included in an amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The Company expects to file the amendment prior to filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Item 7.01	Regulation FD Disclosure.

On November 6, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this Item 7.01, including the information set forth in the press release filed as Exhibit 99.1 to, and incorporated in, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 7.01 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

	Exhibit 99.1	Press release issued by PRIMEDIA Inc. on November 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: November 6, 2007
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by PRIMEDIA Inc. on November 6, 2007.